                                                                    EXHIBIT 10.5

                           FIRST AMENDMENT TO LEASE
                          BETWEEN CRESTON ASSOCIATES,
                               AS LANDLORD, AND
                              ARIEL CORPORATION,
                                   AS TENANT

     THIS FIRST AMENDMENT TO LEASE made this 16th day of November, 2000 between CRESTON ASSOCIATES, ("Landlord"), do Alfieri Property Management, having an office at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911 and ARIEL CORPORATION, a Delaware Corporation, having an office at 2540 Route 130, South Brunswick, New Jersey 08852 ("Tenant"). Tenant's mailing address is 2540 Route 130, Suite 128, Cranbury, New Jersey 08512.

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a Lease dated September 7, 1995, wherein Landlord let unto Tenant and Tenant hired from Landlord, 30,000 rentable square feet on a portion of the I St floor (the "Premises") of a certain office building commonly known and designated as 2540 Route 130, South Brunswick, New Jersey 08852 (the "Building") for a term which commenced on January 13, 1996 and expires on January 31, 2001; and

     WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease and to modify certain provisions of the Lease.

     NOW THEREFORE, in consideration of the mutual covenants arid undertakings hereinafter set forth by and between the parties hereto, it is agreed as follows:

     1. The term of the Lease is hereby extended for sixty (60) months. The Commencement Date of this First Amendment to Lease shall be February 1,2001 (the "Commencement Date") and the Expiration Date shall be January 31, 2006 ("Renewal Period").

     2. As of the Commencement Date, Tenant's annual Base Rent for the Renewal Period shall be as follows:

      YEAR             BASE RENT        MONTHLY RENT        ANNUAL RENT
--------------    -----------------   ---------------    ----------------
     YEAR 1         $12.50/SF NNN        $31,250.00         $375,000.00
     YEAR 2         $13.25/SF NNN        $33,125.00         $397,500.00
     YEAR 3         $14.00/SF NNN        $35,000.00         $420,000.00
     YEAR 4         $14.75/SF NNN        $36,875.00         $442,500.00
     YEAR 5         $15.50/SF NNN        $38,750.00         $465,000.00

which shall be payable in advance on the first day of each and every month during the term of the Renewal Period.

     3. Landlord, at its sole cost and expense, will perform the work at the Premises as described in Schedule A, attached hereto ("Landlord's Work") subsequent to the

Commencement Date. After review and completion of the final construction drawings in connection with Landlord's Work, Landlord shall notify Tenant of any restoration of Landlord's Work Tenant shall be responsible for upon the termination of the Lease. Any cost and expense incurred by Landlord for such work as a result of change orders or revisions requested by Tenant shall be the responsibility of Tenant. Landlord's Work shall he done during normal business hours. Tenant shall be responsible for moving all of Tenant's Property in order for Landlord to perform Landlord's Work Tenant recognizes and agrees that there may be some inconvenience to Tenant during Landlord's Work and agrees that performance of Landlord's Work shall not constitute a actual or constructive eviction in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents.

     4.   The following shall be added to Section 4.1 of the Lease:

          The following represents uses which will not be Permitted Uses in the
Premises:

          (a) A school of any kind other then for the training of Tenant's employees;

          (b)  An employment agency; or

          (c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission.

          (d) Any telemarketing activities or other direct selling activities, however, Landlord recognizes that Tenant's business involves some telemarketing and direct selling activities which is permitted provided such use does not violate (e) below; or

          (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 200 square feet.

     5.   The following Section is added to Article 9;

          9.6 Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall use reasonable efforts to not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

     6. Tenant hereby represents and warrants that the information set forth in the Environmental Disclosure Affidavit attached to the Lease as Exhibit E, pursuant to Section 20.9 of the Lease, continues to be accurate, true, and complete as of the date hereof.

     7.   The following shall be added to Article 23 of the Lease:

          Upon the termination of the Lease in addition to any restoration required under tile Lease or pursuant to any Tenant Change, Tenant shall remove from the Premises all equipment comprising Tenant's Voice, Data and Security Systems, and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls which in any way relates, pertains to, constitutes or is connected with Tenant's Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems.

     8.   Tenant's restoration as of the date of this Amendment is as follows:

          (a)  Restore volleyball court to grass. Current cost $3,000.00.

          (b) Remove 42 20-amp, 120 volt circuits with duplex wall outlets. Current cost $3,700.

     9. Section 24.4 of the Lease is hereby modified so as to increase Landlord's processing fee from $250.00 to $500.00.

     10.  The following shall be added to Section 35.1 of the Lease:

          Tenant further acknowledges that its failure to perform any restoration required of it under this Lease shall be deemed the same as its remaining in possession of the Premises after the expiration of the term, subjecting it to hold over rent in accordance with Article 35 of the Lease.

     11.  Article 50 of the Lease shall be replaced with the following:

          50.1 Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to another location of comparable size and decor in the Building or in any other existing building or future building hereafter constructed within the Complex. By written notice to Landlord served within fifteen (15) business days of Tenant's receipt of the relocation notice, Tenant may elect to terminate this Lease in lieu of relocating to the other space and shall thereupon vacate the Premises within the ninety (90) day period. In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be of equal size and of equal or greater quality, configuration and fit-out to the Premises. Landlord shall also be responsible for all Tenant's moving expenses including, but not limited to, the breakdown, moving and re-installation of Tenant's then existing furniture, fixtures and data-processing equipment, and the re-printing of Tenant's then existing stationary, advertising materials and business cards. This relocation shall be accomplished in such a manner so as to create the least practicable interference with Tenant's business operation. Tenant shall not be required to vacate the Premises until the relocation premises are ready for occupancy. Notwithstanding the foregoing, Landlord shall be entitled to rescind its notice of relocation within fifteen (15) business days of its having forwarded to Tenant the notice of relocation or within forty-eight (48) hours of Tenant having properly elected to terminate this Lease. In the event Landlord rescinds the notice as aforesaid, this Lease shall continue in full force and effect. In the event Landlord exercises its right to relocate Tenant, restoration as herein provided under Article 23 of the Lease, as amended under Paragraph 8 above, shall not apply either to the Premises or the premises to which Tenant is relocated.

     12. Article 52 of the Lease, Renewal Option, is hereby null and void and of no further force and effect.

     13. Article 55 of the Lease, Right of First Refusal, is hereby null and void and of no further force and effect.

     14. Tenant covenants, warrants, and represents that there was no broker except INS INSIGNIA/ESG INC. ("Broker") instrumental in consummating this First Amendment to Lease and that no conversations or negotiations were had with any broker except Broker concerning the renewal of the Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Broker. Landlord agrees to hold Tenant harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker except Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

     15. Section 8.5 of the Lease is hereby null and void and of no further force or effect and the following is added to Section 15.2 of the Lease:

               (1) Cost of repairs and general maintenance of the heating ventilating and air-conditioning equipment systems ("HVAC") of the Building.

Tenant acknowledges that any replacement of any of the HVAC Systems shall be performed by Landlord at Tenant's sole cost and expense.

     16.  The following is added to Section 5.07 of the Lease:

          All portions of Landlord books and records pertaining to C.A.M. as set forth above shall be made available to Tenant in the State of New of Jersey.

     17. The phrase generally accepted accounting practices in Section 15.2 of the Lease is hereby replaced with Generally Accepted Accounting Principals "GAAP".

     18.  The following shall be added to section 15.5 of the Lease:

          (o) Costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants;

          (p) Costs for acquisition of sculpture, paintings and other objects of art;

          (q) Expenses or charges under warranties or guarantees to the extent actually recovered by Landlord;

          (r) Costs of restoration or repair of the Building as a result of total or partial destruction for which and to the extent that insurance proceeds have been made available therefore or the condemnation thereof for which an award has been made; and

          (s)  Capital expenditures except as required by Section 15.2.

     19   Except as modified herein, all of the terms, covenants and conditions set forth in the Lease remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESS:                                LANDLORD:
                                        CRESTON ASSOCIATES
                                        a New Jersey General Partnership

/s/                                     /s/ Michael Alfieri
------------------------                -------------------------------------
                                        BY: MICHAEL ALFIERI
                                        TITLE: Partner

ATTEST:                                 TENANT:
                                        ARIEL CORPORATION
                                        a Delaware Corporation


/s/                                     /s/ John R. Loprete
------------------------                -------------------------------------
                                        BY:  John R. Loprete
                                        TITLE: VP Finance

                                  SCHEDULE A
                                LANDLORD'S WORK
                                ---------------

     1. The Landlord shall provide the Tenant with an $8.00 per rentable square foot workletter ("Workletter Allowance") for the Tenant's improvements. The Workletter Allowance shall be used in connection with the cost of Tenant improvements and for no other purpose of readying the Demised Premises for occupancy, such as telephone, furniture, or computer systems. Landlord has the right to review and approve all Tenant improvements prior to construction. Any cost and expense incurred by Landlord for such Tenant improvements above the Workletter Allowance or as a result of change orders or revisions requested by Tenant shall be the responsibility of Tenant.

     2. The Landlord shall provide the Tenant with a detailed cost breakdown based on the space plan, material selections and specialty items such as supplementary HVAC. The mechanical, sprinkler, electrical and plumbing engineering work shall be part of the design build process. The cost for the entire job shall include:

          General conditions as defined in Division B 10.00 of R.S. Means Construction Cost Data, as applicable to the Tenant's fit-out project. The cost estimate for each trade.
          Overhead at 15% for the general conditions and the trade estimates above.
          Profit at 10% for all the items listed above.
          Architectural and engineering fees, if any.

     3. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant may enter the Demised Premises to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

     4. The Landlord, through its affiliate, M. Alfieri Co., Inc., will commence the Architectural Construction documents after the Lease Amendment has been signed and returned. Once completed, the Tenant will have ten business days from receipt of the documents to review and return the documents to the Landlord with changes, if any. Any delay beyond the ten business days will constitute a Tenant Delay as set forth in Section 7.2 of the Lease. The approved Architectural Documents will be used to provide the Tenant with the cost for the Tenant fit-out. The Tenant shall have ten business days from the receipt of the cost to review and approve the work. Any delay beyond the ten business days will constitute a Tenant Delay. For the purposes of Paragraphs 4 through 8, all references to Landlord shall also refer to Landlord's affiliate, M. Alfieri Co., Inc.

     5. For any costs above the Workletter Allowance, the Tenant shall pay the Landlord a one-third payment with the return of the work authorization to proceed, a one-third payment thirty (30) days after receipt of the building permit and a one-third payment upon the Commencement Date of the Lease.

     6. The Tenant shall be responsible for the telephone and computer installation. The Landlord shall coordinate the timing of these items with the Tenant. The Landlord shall not charge any overhead fees or profit for this work.

     7. All changes to Landlord's Work requested by Tenant shall be in writing. Landlord shall advise Tenant before accepting ale change, of the cost thereof or; if applicable, the savings and the delay in the substantial completion, if any, caused by the change and, for any major changes to Landlord's Work, any additional restoration requirements, if any. Tenant shall have ten (10) days from receipt of this information from Landlord to advise Landlord to proceed with the change or to withdraw the request. Tenant shall pay the cost of the change order within thirty (30) days after receipt of Landlord's invoice with respect to such change if there shall be an increased cost to Landlord as a result thereof.

     8.   a.   Landlord will repair, maintain and replace roof as necessary all as part of the building common area maintenance charges.
          b.   Landlord will verify circuit breaker panel designations.
          c.   Landlord will make best efforts to eliminate any potential plumbing issues with toilets.